Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-270418) and on Form S-8 (No. 333-270422) of GH Research PLC of our report dated March 7, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Dublin, Ireland
March 7, 2024